UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2019

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350 Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information disclosed in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On August 12, 2019, CorEnergy Infrastructure Trust, Inc. (the “Company”) entered into an Indenture, dated August 12, 2019 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee, in connection with the closing of the Company’s private placement of $120 million aggregate principal amount (of which $20 million was issued upon the exercise in full of the initial purchasers’ over-allotment option) of the Company’s 5.875% Convertible Senior Notes due 2025 (the “Notes”).

The Notes will mature on August 15, 2025, unless earlier redeemed, repurchased, or converted, and will pay 5.875% annual cash interest, payable semi- annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. Holders may convert all or any portion of their notes into shares of the Company’s common stock at their option at any time prior to the close of business on the business day immediately preceding the maturity date. The Notes will be convertible at an initial conversion rate of 20.0000 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $50.00 per share of the Company’s common stock. Upon conversion, the Company will deliver shares of the Company’s common stock, together with a cash payment in lieu of delivering any fractional share.

Following the occurrence of a make-whole fundamental change, as defined in the Indenture, or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the applicable conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change or notice of redemption.

If the Company undergoes a fundamental change, as defined in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to August 15, 2023. On or after August 15, 2023, the Company may, at its option, redeem for cash all or part of the Notes if the last reported sale price of the Company's common stock has been at least 125% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s outstanding 7.00% Convertible Senior Notes due 2020 (the “2020 Notes”); and effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, and accrued and unpaid interest, if any, on all the Notes immediately due and payable.

The net proceeds from the sale of the Notes were approximately $116 million after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. The Company expects to use a portion of the net proceeds from the offering of the Notes to repurchase approximately $64 million aggregate principal amount of its 2020 Notes in separate privately negotiated transactions that were negotiated concurrently with this offering. Such transactions are expected to settle on August 15, 2019, with the purchase consideration, based on the average of the daily volume weighted-average prices of the Company’s common stock over a six trading day period beginning on August 7, 2019, being delivered in a combination of cash and shares of the Company’s common stock. The Company intends to use the remainder of the net proceeds for general corporate purposes, such as redeeming preferred equity or project-level debt.

The above summary of the Indenture does not purport to be complete and is qualified in its entirety by the Indenture, a copy of which is attached hereto as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes to the initial purchasers for cash in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. The initial purchasers then resold the Notes for cash equal to 100% of the aggregate principal amount thereof to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on an exemption from registration under the Securities Act provided by Rule 144A under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On August 12, 2019, the Company issued a press release announcing the closing of the private placement of the Notes and also announced that the initial purchasers exercised their over-allotment option in full to purchase an additional $20 million aggregate principal of the Notes. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
4.5
Indenture relating to the 5.875% Convertible Senior Note due 2025, dated as of August 12, 2019 between CorEnergy Infrastructure Trust, Inc. and U.S. Bank National Association, including the Form of Global Notes attached thereto as Exhibit A

99.1	Press Release dated August 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	August 12, 2019	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary